Exhibit 4(q)-3

Conformed

KENTUCKY UTILITIES COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

_____________________________

Supplemental Indenture No. 2
dated as of November 1, 2010

_____________________________

Supplemental to the Indenture
dated as of October 1, 2010

_____________________________

Establishing

First Mortgage Bonds, 1.625% Series due 2015

and

First Mortgage Bonds, 3.250% Series due 2020

and

First Mortgage Bonds, 5.125% Series due 2040

SUPPLEMENTAL INDENTURE NO. 2

SUPPLEMENTAL INDENTURE No. 2, dated as of the 1st day of November, 2010, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 and having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”)1, between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 2 being supplemental thereto.  The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 2 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered Supplemental Indenture No. 1 for the purpose of creating the series of Securities set forth in Exhibit A hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish three series of Securities, such series of Securities to be hereinafter sometimes called, respectively, “Securities of Series No. 2,” “Securities of Series No. 3” and “Securities of Series No. 4” and pursuant to Section 1401 of the Original Indenture, the Company wishes to correct an error in clause (p) in the third paragraph of Section 301 of the Original Indenture.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 2, the Securities of Series No. 3 and the Securities of Series No. 4.  The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 2 to establish the designation and certain terms of each such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 2 a valid agreement of the Company, and to make the Securities of Series No. 2, the Securities of Series No. 3 and the Securities of Series No. 4 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 2 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the real property specifically referred to in Exhibit B attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 2, SERIES NO. 3 AND SERIES NO. 4

SECTION 101.   Creation of Series No. 2.

There is hereby created a series of Securities designated “First Mortgage Bonds, 1.625% Series due 2015,” and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $250,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated November 16, 2010;

(c) have a Stated Maturity of November 1, 2015, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

SECTION 102.   Creation of Series No. 3.

There is hereby created a series of Securities designated “First Mortgage Bonds, 3.250% Series due 2020,” and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $500,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated November 16, 2010;

(c) have a Stated Maturity of November 1, 2020, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

SECTION 103.   Creation of Series No. 4.

There is hereby created a series of Securities designated “First Mortgage Bonds, 5.125% Series due 2040,” and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $750,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated November 16, 2010;

(c) have a Stated Maturity of November 1, 2040, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

COVENANTS

SECTION 201.   Satisfaction and Discharge.

The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 2, Series No. 3 or Series No. 4, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

SECTION 202.   Financial Statements.

So long as any Securities of Series No. 2, Series No. 3 or Series No. 4 are Outstanding under the Indenture, during such periods as the Company shall not be subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall make available to Holders of such Securities by means of posting on its website or other similar means:

(a) as soon as reasonably available and in any event within 120 days after the end of each fiscal year, the Company’s audited balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with United States generally accepted accounting principles (with notes to such financial statements), together with an audit report thereon by an independent accounting firm of established national reputation, and a management’s narrative analysis of the results of operations explaining the reasons for material changes in the amount of revenue and expense items between the most recent fiscal year presented and the fiscal year immediately preceding it, as described in Instruction I(2)(a) of Form 10-K.

(b) as soon as reasonably available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Company’s unaudited balance sheet, unaudited income statement and unaudited cash flow statement for such fiscal quarter prepared in accordance with United States generally accepted accounting principles (with notes to such financial statements) and a management’s narrative analysis of the results of operations explaining the reasons for material changes in the amount of revenue and expense items between the most recent fiscal year-to-date period presented and the corresponding year-to-date period in the preceding fiscal year, as described in Instruction H(2)(a) to Form 10-Q.

If the Company is unable, for any reason, to post the financial statements on its website, it shall furnish the financial statements to the Trustee, who, at the expense of the Company, will furnish them to the Holders of such Securities, subject to the protections made available to the Trustee by the last paragraph of Section 1202 of the Original Indenture.  In addition, so long as any of such Securities remain Outstanding, the Company shall furnish to prospective purchasers of such Securities, upon their request, the information described above as well as any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, for compliance with Rule 144A.

ARTICLE THREE

CORRECTIONS

SECTION 301.   Correction of clause (p) of Section 301.

In accordance with Section 1401(l) of the Original Indenture, clause (p) in the third paragraph of Section 301 of the Original Indenture is hereby corrected so that the references to “Article Eight” in such section are changed to “Article Nine.”

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 401.   Single Instrument.

This Supplemental Indenture No. 2 is a supplement to the Original Indenture as heretofore supplemented.  As supplemented by this Supplemental Indenture No. 2, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 2 shall together constitute the Indenture.

SECTION 402.   Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 2 are for convenience only and shall not affect the construction hereof.

___________________

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

1  of record in Mortgage Book __________, Page __________ in the office of the County Clerk of _______________ County, Kentucky.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed as of the day and year first written above.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

ATTEST:

/s/ John R. McCall
Name:	John R. McCall
Title:	Excutive Vice President, General Counsel
Corporate Secretary and Chief Compliance Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Christopher Curti
Name: Christopher Curti
Title: Vice President

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this 8th day of November, 2010, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Kimberly M. Walters
Kimberly M. Walters
Notary Public, State at Large, KY
My commission expires September 11, 2012

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

    On this 8th day of November, 2010, before me, a notary public, the undersigned, personally appeared Christopher Curti, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that he, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Danny Lee
Danny Lee
Notary #: 01LE6161129
Qualified in New York County
Commission expires 2/20/2011

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
Global Structured Finance
101 Barclay Street, 4th Floor
New York, New York 10286
Attn:  Global Americas

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Christopher Curti
Name: Christopher Curti
Title: Vice President

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Kentucky Utilities Company
220 West Main Street
Louisville, Kentucky  40202

/s/ James J. Dimas
       James J. Dimas

EXHIBIT A

KENTUCKY UTILITIES COMPANY
________________

BONDS ISSUED AND OUTSTANDING
under the Indenture, dated as of October 1, 2010
________________

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding1
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$350,779,405

1   As of November 8, 2010.

EXHIBIT B

KENTUCKY UTILITIES COMPANY
____________________

REAL PROPERTY
____________________

Schedule of real property owned in fee located in the Commonwealth of Kentucky

Being Tract 1, 0.349 acres, as shown on Minor Plat for Hugh T. Davis and Nancy Davis recorded in Plat Section M, page 365, in the McCracken County Clerk's Office.

Being a part of the same property conveyed to Hugh T. Davis and his wife, Nancy Davis, by commissioner's deed dated February 27, 1997, of record in Deed Book 868, Page 204, in the Office of the McCracken County Clerk.

Being the same property conveyed to Kentucky Utilities Company, by deed dated October 26, 2010, of record in Deed Book 1198, Page 166, in the Office of the McCracken County Clerk.